DISTRIBUTION AGREEMENT


         AGREEMENT made as of September 17, 1993, between BULL & BEAR SPECIAL EQUITIES FUND, INC. ("Corporation") , a corporation organized and existing under the laws of the State of Maryland, and Bull & Bear Service Center , Inc. ("Distributor") , a corporation organized and existing under the laws of the State of Delaware.

         WHEREAS the Corporation is registered under the Investment Company Act of 1940, as amended (1940 Act") , as an open-end management investment company and

         WHEREAS the Corporation desires to retain the Distributor as principal distributor in connection with the offering and sale of the shares of common stock ("Shares") and

         WHEREAS the Distributor is willing to act as principal distributor for each such Series on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Appointment. The Corporation hereby appoints the Distributor as its exclusive agent to be the principal distributor to sell and arrange for the sale of the Shares on the terms and for the period set forth in this Agreement. The Distributor hereby accepts such appointment and agrees to act hereunder.

2. Services and Duties of the Distributor.

(a) The Distributor agrees to sell the Shares on a best efforts basis from time to time during the term of this Agreement as agent for the Corporation and upon the terms described in the Registration Statement. As used in this Agreement, the term "Registration Statement" shall mean the currently effective registration statement of the Corporation, and any supplements thereto, under the Securities Act of 1933, as amended (1933 Act") and the 1940 Act.



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(b) Upon the date of this Agreement,  the Distributor will hold itself available to receive purchase orders, satisfactory to the Distributor for Shares and will accept such orders on behalf of the Corporation as of the time of receipt of
such  orders  and  promptly   transmit  such  orders  as  are  accepted  to  the
Corporation's transfer agent. Purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

(c) The Distributor in its discretion may enter into agreements to sell Shares to such registered and qualified retail dealers, as it may select. In making agreements with such dealers, the Distributor shall act only as principal and not as agent for the Corporation.

(d) The offering price of the Shares of each Series shall be the net asset value per Share as next determined by the Corporation following receipt of an order at the Distributor's principal office. The Corporation shall promptly furnish the Distributor with a statement of each computation of net asset value.

(e) The Distributor shall not be obligated to sell any certain number of Shares.

(f) The Distributor shall provide ongoing shareholder services, which include responding to shareholder -inquiries, providing shareholders with information on their investments in the Corporation and any other services now or hereafter deemed to be appropriate subjects for the payments of "service fees" under
Section 26(d) of the National Association of Securities Dealers, Inc. ("NASD") Rules of Fair Practice (collectively, "service activities").

(g) The Distributor shall have the right to use any lists of shareholders of the Corporation or any other lists of investors that it obtains in connection with its provision of services under this Agreement; provided, however, that the Distributor shall not sell or knowingly provide such lists of shareholders to any unaffiliated person unless reasonable payment is made to the Corporation.

3. Authorization to Enter into Dealer--Agreements and to Delegate Duties as Distributor. The distributor may enter into a dealer agreement with respect to sales of the Shares or the provision of service activities with any registered and qualified dealer. In a separate contract or as part of any such dealer agreement, the Distributor may also delegate to another registered and qualified dealer ("sub-distributor") any or all of its duties specified in this Agreement, provided that such separate contract or dealer agreement imposes on the sub-

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distributor  bound  thereby all  applicable  duties and  conditions to which the
Distributor is subject under this Agreement, and further provided that such separate contract meets all requirements of the 1940 Act and rules thereunder.

4. Services Not Exclusive. The services furnished by the Distributor hereunder are not to be deemed exclusive and the Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Distributor, who may also be a director, officer or employee of the Corporation, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or a dissimilar nature.

5.       Compensation for Distribution and Service Activities.

(a) As compensation for its activities under this Agreement with respect to the distribution of Shares, the Distributor shall receive from the Corporation a fee at the rate and under the terms and conditions of the Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act ("Plan") adopted by the Corporation , as such Plan is amended from time to time, and subject to any further limitations on such fee as the Board may impose.

(b) As compensation for its service activities under this Agreement the Distributor shall receive from the Corporation a fee at the rate and under the terms and conditions of the Plan adopted by the Corporation, as such Plan is amended from time to time, and subject to any further limitations on such fee as the Board may impose.

(c) The Distributor may re allow any or all of the fees it is paid to such dealers as the Distributor may from time to time determine.

6. Duties of the Corporation.

(a) The Corporation reserves the right at any time to withdraw offering Shares of any or all Series by written notice to the Distributor at its principal office.

(b) The Corporation shall determine in its sole discretion whether certificates shall be issued with respect to the Shares. If the Corporation has determined that certificates shall be issued, the Corporation will not cause certificates representing Shares to be issued unless so requested by shareholders. If such request is transmitted by the Distributor, the Corporation will


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cause   certificates   evidencing   Shares  to  be  issued  in  such  names  and
denominations as the Distributor shall from time to time direct.

(c) The Corporation shall keep the Distributor fully informed of its affairs and shall make available to the Distributor copies of all information, financial statements, and other papers that the Distributor may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Corporation by its independent public accountant and such reasonable number of copies of the most current prospectus, statement of additional information, and annual and interim reports of any Series as the Distributor may request, and the Corporation shall fully cooperate in the efforts of the Distributor to sell and arrange for the sale of the Shares and in the performance of the Distributor's duties under this Agreement.

(d) The Corporation shall take, from time to time, all necessary action, including payment of the related filing fee, as may be necessary to register Shares under the 1933 Act to the end that there will be available for sale such number of Shares as the Distributor may be expected to sell. The Corporation agrees to file, from time to time, such amendments, reports, and other documents as may be necessary in order that there will be no untrue statement of a material fact in the Registration Statement, nor any omission of a material fact that would make the statements therein misleading.

(e) The Corporation shall use its best efforts to qualify and maintain the qualification of an appropriate number of Shares for sale under the securities laws of such states or other jurisdictions as the Distributor and the Corporation may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Corporation as a broker or dealer in such jurisdictions; provided that the Corporation shall not be required to amend its Articles of Incorporation or By-Laws to comply with the laws of any jurisdiction, to maintain an office in any jurisdiction, to change the terms of the offering of the Shares in any jurisdiction from the terms set forth in its Registration Statement, to qualify as a foreign corporation in any jurisdiction, or to consent to service of process in any jurisdiction other than with respect to claims arising out of the offering of the Shares. The Distributor shall furnish such information and other material relating to its affairs and activities as maybe required by the Corporation in connection with such qualifications.

7. Expenses of the Corporation. The Corporation shall bear all costs and expenses of registering the Shares with the Securities and Exchange Commission and state and other regulatory bodies, and shall assume expenses related to communications with shareholders of each Series, including (i) fees and disbursements

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of its counsel and independent public accountant; (ii) the preparation,  filing, and printing of registration statements and/or prospectuses or statements of additional information required under the federal securities laws; (iii) the preparation and mailing of annual and interim reports, prospectuses, statements of additional information, and proxy materials to shareholders; and (iv) the qualifications of Shares for sale and of the Corporation as a broker or dealer under the securities laws of such jurisdictions as shall be selected by the Corporation and the Distributor pursuant to Paragraph 6 (e) hereof, and the
costs  and  expenses   payable  to  each  such   jurisdiction   for   continuing
qualification therein.

8. Expenses of the Distributor. Distributor shall bear all costs and expenses of
(i) preparing, printing and distributing any materials not prepared by the Corporation and other materials used by the Distributor in connection with the sale of Shares under this Agreement, including the additional cost of printing copies of prospectuses, statements of additional information, and annual and interim shareholder reports other than copies thereof required for distribution to existing shareholders or for filing with any Federal or state securities authorities; (ii) any expenses of advertising incurred by the Distributor in connection with such offering; (iii) the expenses of registration or qualification of the Distributor as a broker or dealer under federal or state laws and the expenses of continuing such registration or qualification; and (iv) all compensation paid to the Distributor's employees and others for selling Shares, and all expenses of the Distributor, its employees, and others who engage in or support the sale of Shares as may be incurred in connection with their sales efforts.

9.       Indemnification.

(a) The Corporation agrees to indemnify, defend, and hold the Distributor, its officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) that the Distributor, its officers, directors, or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated in the Registration Statement or necessary to make the statements therein not misleading, except insofar as such claims, demands, liabilities, or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Corporation for use in the Registration Statement; provided, however, that this indemnity agreement shall not inure to the

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benefit of any person who is also an officer or director of the  Corporation  or who controls the Corporation within the meaning of Section 15 of the 1933 Act, unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent ' that such result would not be against public policy as expressed in the 1933 Act; and further provided, that in no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Corporation or to the shareholders of any Series to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Agreement. The Corporation shall not be liable to the Distributor under this Agreement with respect to any claim made against the Distributor or any person indemnified unless the Distributor or other such person shall have notified the Corporation in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such other person (or after the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify the Corporation of any claim shall not relieve the Corporation from any liability that it may have to the Distributor or any person against whom such action is brought otherwise than on account of this Agreement. The Corporation shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this Agreement. If the Corporation elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Corporation and satisfactory to indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Corporation elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Corporation does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants. The Corporation agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any of its Shares.

(b) The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Corporation in connection with the matters to which this Agreement relates (including any loss arising out of the receipt by the Distributor of inadequate consideration in connection with an order to purchase Shares whether in the form of fraudulent check, draft, or wire; a check returned for insufficient funds; or any other inadequate consideration (hereinafter "Check Loss") ) , except a loss resulting from the willful misfeasance, bad faith, or gross negligence on its part in the performance of its duties or from

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reckless  disregard by it of its  obligations  and duties under this  Agreement;
provided, -however, that the Corporation shall not be liable for Check Loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Distributor.

(c) The Distributor agrees to indemnify, defend, and hold the Corporation, its officers and directors, and any person who controls the Corporation within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending against such claims, demands, or liabilities and any counsel fees incurred in connection therewith) that the Corporation, its directors or officers, or any such controlling person may incur under the 1933 Act or under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Corporation for use in the Registration Statement, arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement necessary to make such information not misleading, or arising out of any agreement between the Distributor and any retail dealer, or arising out of any supplemental sales literature or advertising used by the Distributor in connection with its duties under this Agreement. The Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

10. Services Provided to the Corporation by Employees of the Distributor. Any person, even though also an officer, director, employee, or agent of the Distributor who may be or become an officer, director, employee, or agent of the Corporation, shall be deemed, when rendering services to the Corporation or acting in any business of the Corporation, to be rendering such services to or acting for solely the Corporation and not as an officer, director, employee, or agent or one under the control or direction of the Distributor even though paid by the Distributor.

11.      Duration and Termination.

(a) This Agreement shall become effective upon the date hereabove written, provided that, with respect to any Series, this

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Agreement  shall not take effect  unless such action has first been  approved by vote of a majority of the Board and by vote of a majority of those directors of the Corporation who are not interested persons of the Corporation, and have no direct or indirect financial interest in the operation of the Plan relating to the Series or in any agreements related thereto (all such directors collectively being referred to herein as the "Independent Directors"), cast in person at a meeting called for the purpose of voting on such action.

(b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for one year from the above written date. Thereafter, if not terminated, this Agreement shall automatically continue for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or by vote of a majority of the outstanding voting securities of the Corporation.

(c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent Directors, or by vote of a majority of the outstanding voting securities of the Corporation on sixty days, written notice to the Distributor or by the Distributor at any time, without the payment of any penalty, on sixty days' written notice to the Corporation. This Agreement will automatically terminate in the event of its assignment.


12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought. 13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

14. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient upon receipt in writing at the other party's principal offices.

15. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person," and "assignment" shall have the same meaning as such terms have in the 1940 Act.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first above written.

    ATTEST:                             BULL & BEAR SPECIAL EQUITIES FUND, INC.

                                        By:



    ATTEST:                             BULL & BEAR SERVICE CENTER, INC.

                                        BY: